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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                  AVIRON ANNOUNCES REDEMPTION OF 5 3/4 PERCENT
                     CONVERTIBLE SUBORDINATED NOTES DUE 2005

MOUNTAIN VIEW, CA - JUNE 18, 2001 - Aviron (Nasdaq:AVIR) today announced that it is calling all of its outstanding 5 3/4 percent Convertible Subordinated Notes due 2005 for redemption on July 18, 2001. The redemption price for the Notes will be 103.286 percent of the principal amount plus accrued and unpaid interest from April 1, 2001 to the redemption date. No interest will accrue on the Notes on or after July 18, 2001.

On June 15, 2001, $14,785,000 aggregate principal amount of Notes were outstanding.

The Notes must be surrendered for payment at the address set forth below:

            HSBC Bank USA
            Corporate Trust Operations
            One Hanson Place, Lower Level
            Brooklyn, NY 11243

Aviron is a biopharmaceutical company based in Mountain View, California, focused on the prevention of disease through innovative vaccine technology.

To receive an index and copies of recent press releases, call Aviron's News-On-Call toll-free fax service, 800-758-5804, extension 114000. Additional information about the company can be located at http://www.aviron.com.


For information, please contact:

Media:            John Bluth, Aviron                          650-919-3716
                  Asha Jennings, Aviron                       650-919-1429
                  Benjamin Butkus, Fleishman-Hillard          212-453-2000

Investors:        John Bluth, Aviron                          650-919-3716
                  Asha Jennings, Aviron                       650-919-1429
                  Fred Kurland, Aviron                        650-919-6666

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